The Prudential Investment Portfolios, Inc.
         -Jennison Growth Fund
	-Jennison Equity Opportunity Fund
	-Dryden Active Allocation Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				November 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: The Prudential Investment Portfolios, Inc.
                                     File No. 811-07343


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison Growth Fund, Jennison
Equity Opportunity Fund and Dryden Active Allocation Fund, the three existing series of The
Prudential Investment Portfolios, Inc. for the fiscal year ended
September 30, 2004.  The Form N-
SAR was filed using the EDGAR system.

         Please be advised that an N-SAR was filed as a transition filing on November 15, 2004 for JennisonDryden Conservative Allocation Fund, JennisonDryden
Moderate Allocation Fund and
JennisonDryden Growth Allocation Fund, the three new series of The Prudential Investment
Portfolios, Inc. The Form N-SAR was also filed using the EDGAR system.



                                              Very truly yours,


					/s/ Deborah A. Docs
					Deborah A. Docs
                                                 Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November, 2004.







The Prudential Investment Portfolios, Inc.





Witness: /s/ Deborah A. Docs			By:/s/ Grace C. Torres
            Deborah A. Docs	 		     Grace C. Torres
            Secretary			     	     Treasurer





























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